EX-99.906CERT


John A. Levin, Chairman and President, and Glenn A. Aigen, Chief Financial Officer and Treasurer, of the LEVCO Series Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


March 9, 2004


/s/ John A. Levin
---------------------------------------------------------
    John A. Levin, President and Principal
    Executive Officer
    LEVCO Series Trust


March 9, 2004


/s/ Glenn A. Aigen
-----------------------------------------------------------------------------
    Glenn A. Aigen, Chief Financial Officer and Treasurer
    LEVCO Series Trust

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.